United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4300 Cox Road

Glen Allen, Virginia 23060

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUB.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2026, Atlantic Union Bankshares Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., as representatives to the underwriters listed in Schedule I thereto, with respect to the offer and sale of $250 million aggregate principal amount of its 6.25% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”) at a public offering price equal to 100.00% of the aggregate principal amount of the Notes. The offering of the Notes is expected to close on or about July 30, 2026, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Company intends to use the net proceeds from this offering to repay $168.0 million aggregate principal amount of its outstanding 4.25% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “2029 Notes”), plus accrued interest, and for general corporate purposes, including providing capital to Atlantic Union Bank to support its growth. A conditional notice of redemption was delivered to the holders of the 2029 Notes with respect to the redemption of all of the outstanding principal amount of the 2029 Notes. The redemption of the Company’s 2029 Notes is contingent on the completion of the offering of the Notes and the amount of proceeds resulting from the offering thereof.

The Notes are offered pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-281290) (including base prospectus) under the Securities Act of 1933, as amended, which was filed with the Securities and Exchange Commission (the “SEC”) and automatically became effective on August 6, 2024, as supplemented by a preliminary prospectus supplement filed with the SEC and a final prospectus supplement to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated July 27, 2026, between Atlantic Union Bankshares Corporation, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co.
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

Forward-Looking Statements

This report and certain other communications by the Company contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements, including but not limited to those regarding the offering and the use of proceeds therefrom, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, market conditions affecting the offering. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: July 27, 2026	By:	/s/ Alexander D. Dodd
Alexander D. Dodd
Executive Vice President and
Chief Financial Officer

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